EXHIBIT 99.2

Exide Technologies Announces Definitive Agreement to Acquire Assets of Lithium Ion Battery Company

ALPHARETTA, Ga., Nov. 6, 2008 (GLOBE NEWSWIRE) -- Exide Technologies (Nasdaq:XIDE)(www.exide.com), a global leader in stored electrical-energy solutions, has signed a definitive agreement to acquire the principal assets of Delta, British Columbia, Canada-based Mountain Power Inc. The privately-held company specializes in the design and commercialization of high performance, large capacity rechargeable lithium-ion batteries for the telecommunications, utility, industrial, medical and military markets. The transaction is expected to close on or before November 13, 2008.

"On October 8, 2008, Exide announced the structural framework and strategies of the Company's new Global Research, Development and Engineering organization," said EJ O'Leary, Chief Operating Officer of Exide Technologies. "The Mountain Power transaction is part of the Exide Technologies strategy to accelerate development of advanced lead-acid systems and other battery chemistries, including lithium ion, for applications such as telecom backup, hybrid electric vehicles and renewable energy storage."

Mountain Power Inc. products feature lithium-ion technology that can be used in numerous stationary and motive power applications, from standard Uninterruptible Power Supply (UPS) systems to advanced applications in the military, renewable energy sector and alternative transportation markets. The company has developed a proprietary battery management system (BMS) that provides additional monitoring features for proven lithium-ion cell technologies. The BMS consists of software and hardware that control all aspects of the battery operation, including remote communications.

"This transaction illustrates Exide's disciplined approach to growth through expanding our offering of products, advanced technologies and services for traditional and emerging applications for stored electrical energy," said Gordon Ulsh, President and Chief Executive Officer of Exide Technologies. "We look forward to advancing the lithium-ion technology and its integration into our global portfolio."

About Exide Technologies

Exide Technologies, with operations in more than 80 countries, is one of the world's largest producers and recyclers of lead-acid batteries. The Company's four global business groups -- Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World -- provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

The Exide Technologies logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5067

Forward-Looking Statements

Except for historical information, this press release may be deemed to contain "forward-looking" statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement in this or any prior forward-looking statements whether as a result of new information, future developments or otherwise.

Examples of forward-looking statements include, but are not limited to, (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance and (d) statements of assumptions, such as the prevailing weather conditions in the Company's market areas, underlying other statements and statements about the Company or its business.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following general factors such as: (i) the Company's ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company's substantial debt and debt service requirements which may restrict the Company's operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the realization of the tax benefits of the Company's net operating loss carry forwards, which is dependent upon future taxable income, (vi) the fact that lead, a major constituent in most of the Company's products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vii) competitiveness of the battery markets in North America and Europe, (viii) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (ix) general economic conditions, (x) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xi) the Company's reliance on a single supplier for its polyethylene battery separators, (xii) the Company's ability to successfully pass along increased material costs to its customers, (xiii) the loss of one or more of the Company's major customers for its industrial and transportation products; (xiv) recently adopted U.S. lead emissions standards and the implementation of such standards by applicable states; and (xv) the ability of the Company's customers to pay for products and services in light of liquidity constraints resulting from global economic conditions and restrictive credit markets.

Therefore, the Company cautions each reader of this press release carefully to consider those factors set forth above and those factors described in the Company's Form 10-K filed on June 9, 2008 and its Form 10-Q filed on November 6, 2008, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

CONTACT:  J.Addams & Partners, Inc.
          Media Contacts:
          Jeannine Addams
            jfaddams@jaddams.com
          Kristin Wohlleben
            kwohlleben@jaddams.com
          404/231-1132

          Exide Technologies
          Investor Contact:
          Carol Knies, Senior Director of Investor Relations
          678/566-9316
          carol.knies@exide.com